EXHIBIT 1
                                                                     Page 1 of 2

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

    STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND NFORMATION

                                DECEMBER 31, 1997

                                                                                                            NONPARTICIPANT-
                                                                  PARTICIPANT-DIRECTED                         DIRECTED
                                          -----------------------------------------------------------------  ------------
                                               POGO      MONEY    CORPORATE             INDEX                    POGO
                                          COMMON STOCK   MARKET     BOND    WELLINGTON   500       PRIMECAP     COMMON
                                               FUND       FUND      FUND       FUND      FUND        FUND     STOCK FUND     TOTAL
                                           ----------  --------  --------  ----------  --------  ----------  ----------  -----------
INVESTMENTS, at quoted market value:
  Common stock of Pogo Producing
   Company ..............................  $1,943,834  $   --    $   --   $      --   $    --   $      --    $6,760,938  $ 8,704,772
  Prime Portfolio Money Market Fund .....        --     870,442      --          --        --          --          --        870,442
  Investment Grade Corporate
   Portfolio Bond Fund ..................        --        --     527,742        --        --          --          --        527,742
  Vanguard/Wellington Fund ..............        --        --        --     1,180,000      --          --          --      1,180,000
  Vanguard/Index Trust - 500 Portfolio ..        --        --        --          --     758,867        --          --        758,867
  Vanguard PrimeCap Fund ................        --        --        --          --        --     2,240,276        --      2,240,276

CONTRIBUTIONS RECEIVABLE ................       8,302     2,089     4,808       7,181     7,455      12,019      28,703       70,557

CASH ....................................        --       3,267      --          --        --          --          --          3,267
                                           ----------  --------  --------  ----------  --------  ----------  ----------  -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS ..  $1,952,136  $875,798  $532,550  $1,187,181  $766,322  $2,252,295  $6,789,641  $14,355,923
                                           ==========  ========  ========  ==========  ========  ==========  ==========  ===========

   This exhibit is an integral part of the accompanying financial statements.

                                                                       EXHIBIT 1
                                                                     Page 2 of 2

                         TAX-ADVANTAGED SAVINGS PLAN OF

                             POGO PRODUCING COMPANY

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION

                                DECEMBER 31, 1996

                                                                                                            NONPARTICIPANT-
                                                                  PARTICIPANT-DIRECTED                         DIRECTED
                                          -----------------------------------------------------------------  ------------
                                               POGO      MONEY    CORPORATE             INDEX                    POGO
                                          COMMON STOCK   MARKET     BOND    WELLINGTON   500       PRIMECAP     COMMON
                                               FUND       FUND      FUND       FUND      FUND        FUND     STOCK FUND     TOTAL
                                           ----------  --------  --------  ----------  --------  ----------  ----------  -----------

INVESTMENTS, at quoted market value:

  Common stock of Pogo Producing
   Company ...............................  $3,165,797  $   --    $   --    $   --    $   --    $     --    $10,802,342  $13,968,139
  Prime Portfolio Money Market Fund ......        --     745,511      --        --        --          --           --        745,511
  Investment Grade Corporate
   Portfolio Bond Fund ...................        --        --     499,790      --        --          --           --        499,790
  Vanguard/Wellington Fund ...............        --        --        --     817,075      --          --           --        817,075
  Vanguard/Index Trust - 500 Portfolio ...        --        --        --        --     487,959        --           --        487,959
  Vanguard PrimeCap Fund .................        --        --        --        --        --     1,526,522         --      1,526,522

CONTRIBUTIONS RECEIVABLE .................       9,585     1,765     3,571     5,519     4,914       8,816       24,033       58,203

CASH .....................................        --       2,194      --        --        --          --           --          2,194
                                            ----------  --------  --------  --------  --------  ----------  -----------  -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS ...  $3,175,382  $749,470  $503,361  $822,594  $492,873  $1,535,338  $10,826,375  $18,105,393
                                            ==========  ========  ========  ========  ========  ==========  ===========  ===========

   This exhibit is an integral part of the accompanying financial statements.